Consent of Independent Auditors



The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the references to our firm under the captions "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information and the use of our reports dated February 3, 1999 and February 26, 1999 incorporated by reference here in this Post-Effective Amendment No. 14 to Registration Statement (File No. 333-01107) on Form N-4.






                                                       /s/ KPMG LLP



Hartford, Connecticut
May 24, 1999